                                                                   EXHIBIT 10.23


================================================================================




                          SECURITIES PURCHASE AGREEMENT


                                      AMONG


                            ALLOS THERAPEUTICS, INC.


                                       AND


                    PERSEUS-SOROS BIOPHARMACEUTICAL FUND, LP




                                   ----------

                              DATED: APRIL 24, 2002

                                   ----------




================================================================================

                                Table of Contents



                                                                                                           Page
                                                                                                           ----
ARTICLE I DEFINITIONS........................................................................................1

         1.1      Definitions................................................................................1

ARTICLE II PURCHASE AND SALE OF COMMON STOCK.................................................................6

         2.1      Purchase and Sale of Common Stock..........................................................6

         2.2      Use of Proceeds............................................................................6

         2.3      Closing....................................................................................6

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................................6

         3.1      Organization...............................................................................6

         3.2      No Contravention...........................................................................6

         3.3      Governmental Authorization; Third Party Consents...........................................7

         3.4      Due Authorization; Binding Effect..........................................................7

         3.5      Litigation.................................................................................7

         3.6      Compliance with Laws.......................................................................8

         3.7      Capitalization.............................................................................8

         3.8      Contractual Obligation.....................................................................8

         3.9      SEC Documents; Financial Statements........................................................9

         3.10     Liabilities................................................................................9

         3.11     No Material Adverse Change; Ordinary Course of Business....................................9

         3.12     Taxes.....................................................................................10

         3.13     Insurance.................................................................................11

         3.14     Employee Benefit Plans....................................................................11

         3.15     NASDAQ Compliance.........................................................................12

         3.16     Intellectual Property.....................................................................12

         3.17     Environmental Matters.....................................................................14

         3.18     FDA Approval..............................................................................14

         3.19     Investment Company........................................................................14

         3.20     Private Offering..........................................................................14

         3.21     Broker's, Finder's or Similar Fees........................................................15

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..................................................15

         4.1      Existence and Power.......................................................................15

         4.2      Authorization; No Contravention...........................................................15

         4.3      Governmental Authorization; Third Party Consents..........................................15

         4.4      Binding Effect............................................................................15

         4.5      Purchase for Own Account..................................................................16

         4.6      Restricted Securities.....................................................................16

         4.7      Broker's, Finder's or Similar Fees........................................................16

         4.8      Accredited Investor.......................................................................16

         4.9      Purchaser Bears Economic Risk.............................................................16

         4.10     Purchaser Can Protect Its Interests.......................................................17

         4.11     Residence.................................................................................17

ARTICLE V CONDITIONS TO THE OBLIGATION OF THE PURCHASER TO CLOSE............................................17

         5.1      Secretary's Certificate...................................................................17

         5.2      Purchased Shares..........................................................................17

         5.3      Registration Rights Agreement.............................................................17

         5.4      Opinion of Counsel........................................................................17

ARTICLE VI CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE.............................................18

         6.1      Payment of Purchase Price.................................................................18

         6.2      Registration Rights Agreement.............................................................18

ARTICLE VII CERTAIN COVENANTS...............................................................................18

         7.1      Restrictions on Transfer.  ...............................................................18

         7.2      Legend....................................................................................18

         7.3      Right to Acquire..........................................................................19

ARTICLE VIII MISCELLANEOUS..................................................................................20

         8.1      Survival of Representations and Warranties................................................20

         8.2      USRPHC....................................................................................20

         8.3      Fees......................................................................................20

         8.4      Publicity; Confidentiality................................................................21

         8.5      Notices...................................................................................21

         8.6      Successors and Assigns; Third Party Beneficiaries.........................................22

         8.7      Amendments and Waivers....................................................................22

         8.8      Counterparts..............................................................................22

         8.9      Headings..................................................................................23

         8.10     Severability..............................................................................23

         8.11     Rules of Construction.....................................................................23

         8.12     Entire Agreement..........................................................................23

         8.13     Further Assurances........................................................................23

         8.14     GOVERNING LAW.............................................................................23



                                    Exhibits

Exhibit A         Bylaws
Exhibit B         Amended and Restated Certificate of Incorporation
Exhibit C         Registration Rights Agreement
Exhibit D         Form of Opinion of Cooley Godward LLP

                          SECURITIES PURCHASE AGREEMENT


                  This SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of April 24, 2002, by and among Allos Therapeutics, Inc., a Delaware corporation (the "Company"), and Perseus-Soros BioPharmaceutical Fund, LP, a Delaware limited liability partnership (the "Purchaser").

                  WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to the Purchaser, and the Purchaser proposes to acquire from the Company, 2,500,000 shares (the "Purchased Shares") of the common stock of the Company, $0.01 par value per share (the "Common Stock"), upon the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "Affiliate" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

                  "Board of Directors" means the Board of Directors of the Company.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of Colorado are authorized or required by law or executive order to close.

                  "Bylaws" means the Bylaws of the Company in effect on the Closing Date and attached hereto as Exhibit A, as the same may be amended from time to time.

                  "Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of the Company in effect on the Closing Date and attached hereto as Exhibit B, as the same may be amended from time to time.

                  "Claims" has the meaning set forth in Section 3.5 of this Agreement.

                  "Closing" has the meaning set forth in Section 2.3 of this Agreement.

                  "Closing Date" has the meaning set forth in Section 2.3 of this Agreement.

                  "Closing Price" means, with respect to the shares of Common Stock, the last reported sales price of the Common Stock as reported on the Nasdaq Stock Market.

                  "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

                  "Commission" means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                  "Common Stock" has the meaning set forth in the recitals to this Agreement.

                  "Commonly Controlled Entity" means any entity which is under common control with the Company within the meaning of Code section 414(b), (c),
(m) or (o).

                  "Company" has the meaning set forth in the preamble to this Agreement.

                  "Company Plan" means each Plan that the Company maintains or contributes to, or is a party to or otherwise has any liability in respect of.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

                  "Company Option" has the meaning set forth in Section 7.3 of this Agreement.

                  "Company Option Period" has the meaning set forth in Section
7.3 of this Agreement.

                  "Copyrights" means any foreign or United States copyright registrations and applications for registration thereof, and any non-registered copyrights.

                  "Delivery Date" has the meaning set forth in Section 8.2 of this Agreement.

                  "Environmental Laws" means federal, state, local and foreign laws, regulations, and codes, as well as orders, decrees, judgments or injunctions, issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health and safety.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  "FDA" has the meaning set forth in Section 3.18 of this Agreement.

                  "Financial Statements" has the meaning set forth in Section
3.9 of this Agreement.

                  "GAAP" means United States generally accepted accounting principles in effect from time to time.

                  "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Intellectual Property" has the meaning set forth in Section
3.15 of this Agreement.

                  "Internet Assets" means any Internet domain names and other computer user identifiers and any rights in and to sites on the worldwide web, including rights in and to any text, graphics, audio and video files and html or other code incorporated in such sites.

                  "Letter" has the meaning set forth in Section 8.2 of this Agreement.

                  "Liabilities" has the meaning set forth in Section 3.10 of this Agreement.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

                  "Material Adverse Effect" has the meaning set forth in Section
3.1 of this Agreement.

                  "Nasdaq Stock Market" has the meaning set forth in Section
3.15 of this Agreement.

                  "Offer Price" has the meaning set forth in Section 7.3 of this Agreement.

                  "Offered Securities" has the meaning set forth in Section 7.3 of this Agreement.

                  "Offering Notice" has the meaning set forth in Section 7.3 of this Agreement.

                  "Patents" means any foreign or United States patents and patent applications, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

                  "Permitted Transferee" has the meaning set forth in Section
7.3 of this Agreement.

                  "Permits" has the meaning set forth in Section 3.6 of this Agreement.

                  "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "Plan" means any employee benefit plan, arrangement, policy, program, agreement or commitment (whether or not an employee plan within the meaning of section 3(3) of ERISA), including, without limitation, any employment, consulting or deferred compensation agreement, executive compensation, bonus, incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan, any life, health, disability or accident insurance plan, whether oral or written, whether or not subject to ERISA, as to which the Company or any Commonly Controlled Entity has or in the future could have any direct or indirect, actual or contingent liability.

                  "Product" has the meaning set forth in Section 3.18 of this Agreement.

                  "Purchased Shares" has the meaning set forth in the recitals to this Agreement.

                  "Purchaser" has the meaning set forth in the preamble to this Agreement.

                  "Registration Rights Agreement" means the Registration Rights Agreement substantially in the form attached hereto as Exhibit C.

                  "Requirements of Law" means, as to any Person, any law, statute, treaty, rule, regulation, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

                  "SEC Documents" has the meaning set forth in Section 3.9 of this Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                  "Software" means any computer software programs, source code, object code, data and documentation, including, without limitation, any computer software programs that incorporate and run the Company's pricing models, formulae and algorithms.

                  "Subsidiary" has the meaning set forth in Section 3.12(a) of this Agreement.

                  "Tax Returns" has the meaning set forth in Section 3.12(a) of this Agreement.

                  "Taxes" means any federal, state, provincial, county, local, foreign and other taxes (including, without limitation, income, profits, windfall profits, alternative, minimum, accumulated earnings, personal holding company, capital stock, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustments related to any of the foregoing.

                  "Trade Secrets" means any trade secrets, research records, processes, procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto.

                  "Trademarks" means any foreign or United States trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

                  "Trading Day" means, so long as the Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which the Common Stock is listed is open for the transaction of business, or, if the Common Stock is not so listed or admitted for trading on any national securities exchange, a day on which Nasdaq Stock Market is open for the transaction of business.

                  "Transaction Documents" means, collectively, this Agreement and the Registration Rights Agreement.

                  "Treasury Regulations" has the meaning set forth in Section
8.2 of this Agreement.

                  "USRPHC" has the meaning set forth in Section 3.12(b) of this Agreement.

                                   ARTICLE II

                        PURCHASE AND SALE OF COMMON STOCK

                  2.1 Purchase and Sale of Common Stock. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, on the Closing Date, the Purchased Shares at a purchase price of $6.00 per share for an aggregate purchase price of $15,000,000.

                  2.2 Use of Proceeds. The Company shall use the proceeds from the sale of the Purchased Shares to the Purchaser to fund the Company's working capital.

                  2.3 Closing. Subject to the satisfaction or waiver in writing of the conditions set forth in Articles V and VI, the closing of the sale and purchase of the Purchased Shares (the "Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019, at 10:00 a.m., local time on the date hereof, or at such other time, place and date that the Company and the Purchaser may agree upon in writing (the "Closing Date"). On the Closing Date, the Company shall deliver to the Purchaser a certificate in definitive form and registered in the name of the Purchaser, representing the Purchased Shares, against delivery by the Purchaser to the Company of the aggregate purchase price therefor by wire transfer of immediately available funds.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as otherwise described or disclosed in (i) the SEC Documents or (ii) a Schedule of Exceptions delivered by the Company to the Purchaser at the Closing, the Company represents and warrants to the Purchaser as of the date of this Agreement as follows:

                  3.1 Organization. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the jurisdiction of its organization. The Company has all requisite corporate power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon the business, financial condition, properties or operations of the Company ("Material Adverse Effect"), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

                  3.2 No Contravention. The execution and delivery of this Agreement and the Registration Rights Agreement and the performance by the Company of the transactions contemplated hereby and thereby, including the issuance and sale of the

Purchased Shares to be sold by the Company hereunder, will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any bond, debenture, note or other evidence of indebtedness, or any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its property is bound, where such conflict, violation or default would reasonably be expected to result in a Material Adverse Effect,
(ii) the Certificate of Incorporation, Bylaws or other organizational documents of the Company, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority binding upon the Company or its property, where such conflict, violation or default would reasonably be expected to result in a Material Adverse Effect, or (B) result in the creation or imposition of any Lien or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property or assets of the Company is subject.

                  3.3 Governmental Authorization; Third Party Consents. No approval, consent, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirements of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Purchased Shares) by, or enforcement against, the Company of this Agreement and the Registration Rights Agreement (subject to any filings or consents required to be obtained by the Company from any Governmental Authority as contemplated therein) or the transactions contemplated hereby and thereby, except such as has been duly and validly obtained, given or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner.

                  3.4 Due Authorization; Binding Effect. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents. The Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity), and except as enforceability of the indemnification and contribution provisions of the Registration Rights Agreement may be limited by applicable laws or public policy relating thereto.

                  3.5 Litigation. Except as disclosed in the SEC Documents, there are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, "Claims") pending or, to Company's knowledge, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority against the Company nor is the Company aware that there is any basis for any of the foregoing.

                  3.6 Compliance with Laws. The Company is in compliance with all Requirements of Law and all orders issued by any court or Governmental Authority against the Company, except where any noncompliance would not reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, there is no existing or proposed Requirement of Law which could reasonably be expected to prohibit or restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it now conducts or proposes to conduct such business. The Company has all material licenses, permits and approvals of any Governmental Authority (collectively, "Permits") that are necessary for the conduct of the business of the Company as currently conducted; (ii) such Permits are in full force and effect; and (iii) no violations are or have been recorded in respect of any Permit. The Company has made, or shall make as soon as practical after the Closing, to the extent required by applicable law or regulation or otherwise, (a) a filing of a Form D pursuant to Commission Regulation D, (b) any required filings pursuant to state "blue sky" laws, and (c) any required filings or notifications regarding the listing of additional shares on the Nasdaq Stock Market.

                  3.7 Capitalization. The capitalization of the Company is described in the SEC Documents. The Company has not issued any capital stock since March 31, 2000 other than pursuant to employee benefit plans disclosed in the SEC Documents. The Purchased Shares to be sold hereunder have been duly authorized, and when issued and paid for in accordance with the terms set forth herein, will be duly and validly issued, fully paid and nonassessable. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth in or contemplated by the SEC Documents, there are no outstanding rights (including, without limitation, preemptive rights), material warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing, no preemptive right, co-sale right, registration right, right of first refusal or other similar right exists with respect to the issuance and sale of the Purchased Shares. Except as disclosed in the SEC Documents, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party. The Company does not directly or indirectly own or have any investment in any of the capital stock of, or any other proprietary interest in, any Person, other than 222,222 shares of Series B Preferred Stock of N-Gene Research Laboratories, Inc., a Delaware corporation. Upon consummation of the transactions contemplated hereby, the Purchased Shares shall represent approximately 9.75% of the Company's outstanding capital stock. The Company has not adopted a stockholders rights plan, poison pill or similar arrangement.

                  3.8 Contractual Obligation. The contracts described in the SEC Documents or incorporated by reference therein that are material to the Company are in full force and effect on the date hereof, and neither the Company nor, to the Company's knowledge, any other party to such contracts is in breach of or default under any of such contracts which breach of default would reasonably be expected to have a Material Adverse Effect on the Company.

                  3.9 SEC Documents; Financial Statements. Since March 27, 2000, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company (the "Financial Statements") included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. The Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). To the Company's knowledge and as of their respective dates, no written correspondence between the Company and the Unites States Food and Drug Administration respecting the Company's clinical trials provided by or on behalf of the Company to the Purchaser contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they were made, not misleading.

                  3.10 Liabilities. The Company does not have any direct or indirect obligation or liability (the "Liabilities") which if known would be required to be reflected in the Company's financial statements in accordance with GAAP, other than (a) Liabilities fully and adequately reflected in or reserved against on the Financial Statements and (b) Liabilities incurred since December 31, 2001 in the ordinary course of business. The Company has no knowledge of any circumstance, condition, event or arrangement that could reasonably be expected to give rise hereafter to any Liabilities of the Company except in the ordinary course of business.

                  3.11 No Material Adverse Change; Ordinary Course of Business. Since December 31, 2001, (a) there has not been any material adverse change in the business, financial condition, properties or operations of the Company, nor is a change reasonably expected that could have a Material Adverse Effect, (b) the Company has not participated in any transaction that would reasonably be expected to have a Material Adverse Effect or otherwise acted outside the ordinary course of business, including, without limitation, declaring or paying any dividend or declaring or making any distribution to its stockholders except out of the earnings of the Company, (c) the Company has not increased the compensation of any of its officers or the rate of pay of any of its employees, except as part of regular compensation increases in the ordinary course of business, (d) the Company has not created or assumed any Lien on a material asset of the Company, (e) the Company has not entered into any Contractual Obligation, other than in the ordinary course of business and (f) there has not occurred a material change in the accounting principles or practice of the Company except as required by reason of a change in GAAP.

                  3.12 Taxes.

                           (a) The Company has filed or caused to be filed, or
has properly filed extensions for, all tax returns, reports, forms and other such documents ("Tax Returns") that are required to be filed and has paid or caused to be paid all Taxes as shown on said returns and on all material assessments received by it to the extent that such Taxes have become due, except Taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves, in accordance with GAAP, have been set aside. Such Tax Returns are true and correct in all material respects. The Company's financial statements fully accrue all Tax liabilities with respect to all periods through the dates thereof in accordance with GAAP. No additional Tax assessment against the Company or any business entity in which the Company has at any time controlled or owned an interest in (a "Subsidiary") has been heretofore proposed or threatened in writing by any Governmental Authority for which provision has not been made on its balance sheet.

                           (b) With respect to all Tax Returns of the Company
and any of its Subsidiaries, (i) no audit is in progress and no extension of time is in force with respect to any date on which any Tax Return was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax; and (ii) to the Company's knowledge, there is no unassessed deficiency proposed or to the knowledge of Company threatened against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries knows of any change in the rates or basis of assessment of any Tax (other than federal income tax), of the Company and its Subsidiaries which would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has agreed to or is required to make any adjustments under section 481 of the Code by reason of a change of accounting method or otherwise. None of the respective assets of the Company or any of its Subsidiaries is required to be treated as being owned by any Person, other than the Company or any of its Subsidiaries, pursuant to the "safe harbor" leasing provisions of Section 168(f)(8) of the Code. The Company is not a "United States real property holding corporation" (a "USRPHC") as that term is defined in
Section 897(c)(2) of the Code and the regulations promulgated thereunder.

                  3.13 Insurance. The Company maintains and will continue to maintain insurance of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

                  3.14 Employee Benefit Plans.

                           (a) Neither the Company nor any Commonly Controlled
Entity maintains or contributes to, or has within the preceding six years maintained or contributed to, or may have any liability with respect to any Plan subject to Title IV of ERISA or Section 412 of the Code or any "multiple employer plan" within the meaning of the Code or ERISA. Each Company Plan that is intended to be qualified under Section 401(a) of the Code (and related trust, insurance contract or fund) has been established and administered in accordance with its terms, and complies in all material respects in form and in operation with the applicable requirements of ERISA, the Code and other applicable Requirements of Law. All contributions (including all employer contributions and employee salary reduction contributions) which are plan assets for purposes of ERISA have been paid to each Company Plan.

                           (b) No Claim with respect to the administration or
the investment of the assets of any Company Plan (other than routine claims for benefits) is pending.

                           (c) Each Company Plan that is intended to be
qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period since its adoption and each trust created under any such Plan is exempt from tax under Section 501(a) of the Code and has been so exempt since its creation.

                           (d) To the Company's knowledge, no event has occurred
in connection with which the Company or any Company Plan, directly or indirectly, could be subject to any material liability under ERISA, the Code or any other law, regulation or governmental order applicable to any Company Plan, or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which the Company has agreed to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirement of, any such statute, regulation or order.

                           (e) The Company does not have any obligations to
provide or any direct or indirect liability, whether contingent or otherwise, with respect to the provision of health or death benefits to or in respect of any former employee, except as may be required pursuant to Section 4980B of the Code and the corresponding provisions of ERISA and the cost of which are fully paid by such former employees.

                           (f) There are no unfunded obligations under any
Company Plan which are not fully reflected on the Financial Statements in accordance with GAAP.

                           (g) The Company has no liability, whether absolute or
contingent, including any obligations under any Company Plan, with respect to any misclassification of any person as an independent contractor rather than as an employee.

                  3.15 NASDAQ Compliance. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and is listed on The Nasdaq National Market (the "Nasdaq Stock Market"), and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Stock Market. The Company has complied with all requirements of the National Association of Securities Dealers, Inc. with respect to the issuance of the Purchased Shares and the listing thereof on the Nasdaq Stock Market. The Company has not taken and will not, in violation of applicable law, take, any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Purchased Shares.

                  3.16 Intellectual Property.

                           (a) (i) The Company is the owner of all, or, to the
Company's knowledge, has the license or right to use, sell and license all of, the Copyrights, Patents, Trade Secrets, Trademarks, Internet Assets, Software and other proprietary rights (collectively, "Intellectual Property") that are used in connection with its business as presently conducted or contemplated in the SEC Documents, free and clear of all Liens.

                                    (ii) None of the Intellectual Property is
subject to any outstanding order, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Company's knowledge, threatened in writing, which challenges the validity, enforceability, use, sale, licensing or ownership of any Intellectual Property.

                                    (iii) With regard to all Intellectual
Property licenses, sublicenses, and other agreements under which the Company is either a licensor or licensee, except such licenses, sublicenses and other agreements relating to off-the-shelf software which is commercially available on a retail basis and used solely on the computers of the Company, the Company has substantially performed all obligations imposed upon it thereunder, and is not, nor to the Company's knowledge is any other party thereto, in breach of or default thereunder in any material respect, nor to the Company's knowledge is there any event which with notice or lapse of time or both would reasonably be expected to constitute a material default thereunder. All of the Intellectual Property licenses are valid, enforceable and in full force and effect, and will continue to be so on identical terms immediately following the Closing, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

                                    (iv) To the Company's knowledge, none of the
Intellectual Property currently sold or licensed by the Company to any Person or used by or licensed to the Company by any Person infringes upon or otherwise violates any Intellectual Property rights of others.

                           (b) To the Company's knowledge, no Person is
infringing upon or otherwise violating the Intellectual Property rights of the Company. Except as disclosed in the SEC Documents, the Company is not a party to or bound by any license or other agreement requiring the payment by the Company of any royalty payment (excluding such agreements relating to software licensed for use solely on the computers of the Company), other than that certain Development and License Agreement by and between the Company and N-Gene Research Laboratories, Inc., a Delaware corporation, dated March 11, 2002.

                           (c) No former employer of any employee of the
Company, and no current or former client of any consultant of the Company, has made a claim against the Company, or any of its Affiliates or, to the Company's knowledge, against any other Person, that such employee or such consultant is utilizing Intellectual Property of such former employer or client.

                           (d) To the Company's knowledge, no employee of the
Company is in violation of any term of any employment agreement, patent or invention disclosure agreement or other contract or agreement relating to the relationship of such employee with the Company or any prior employee. Except as described in the SEC Documents, it is not necessary for the business of the Company to use any Intellectual Property owned by any director, officer, employee or consultant of the Company (or Persons the Company presently intend to hire). To the Company's knowledge, at no time during the conception or reduction to practice of any of the Company's Intellectual Property was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any Governmental Authority or subject to any employment agreement, invention assignment, nondisclosure agreement or other Contractual Obligation with any Person that could reasonably be expected to adversely affect the Company's rights to its Intellectual Property.

                           (e) To the Company's knowledge upon reasonable
inquiry in accordance with sound business practice and business judgment, (i) all of the Company's Intellectual Property rights (other than the Company's Patents) are valid and enforceable, and (ii) all of the Company's Patents are valid, and neither the validity nor the enforceability of any such Patents have been challenged by any third party. The Company has taken all reasonably steps required in accordance with sound business practice and business judgment to maintain and protect each item of Intellectual Property owned by the Company. To the Company's knowledge, none of the Trade Secrets of the Company, wherever located, the value of which is contingent upon maintenance of confidentiality thereof, have been disclosed to any Person other than employees, representatives and agents of the Company, except as required pursuant to the filing of a patent application by the Company, and except to third parties pursuant to signed confidentiality agreements requiring such third parties to maintain the confidentiality of such Trade Secrets.

                           (f) All present employees of the Company have
executed and delivered proprietary invention agreements with the Company, and are obligated under the terms thereof to assign all inventions made by them during the course of employment to the Company.

                  3.17 Environmental Matters. To its knowledge, the Company is in compliance with all applicable Environmental Laws. There is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the Company's knowledge, threatened against the Company pursuant to Environmental Laws. To the Company's knowledge, there are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which could reasonably be expected to prevent compliance with, or which have given rise to or will give rise to liability which would have a Material Adverse Effect, under Environmental Laws.

                  3.18 FDA Approval. After due investigation, (i) the Company has no knowledge that any Governmental Authority, including, but not limited to, the United States Food and Drug Administration (the "FDA"), will ultimately prohibit the marketing, sale, license or use in the United States or elsewhere of any product (including, but not limited to, RSR13) proposed to be developed, produced or marketed by the Company or with third parties (each, a "Product"),
(ii) to the Company's knowledge, the FDA has not prohibited any product or process from being marketed or used in the United States which product or process is substantially similar to any Product in function or composition,
(iii) the Company has no Product on clinical hold nor any reason to expect that any Product is reasonably likely to be placed on clinical hold, (iv) the Company has made available to the Purchaser all submissions to the FDA and the FDA responses (and other material correspondence received from or submitted to the FDA), including, but not limited to, all FDA warning letters, regulatory letters and notice of adverse finding letters and the relevant responses, received by the Company or any agent thereof relative to the development of its Products, including, but not limited to, RSR13, (v) none of the Company or its Affiliates or, to the Company's knowledge, its employees or agents, has ever been sanctioned, formally or otherwise, by the FDA, and (vi) there has not been any suspensions or debarments by the FDA or other federal departments and state regulatory bodies against the Company or, to the knowledge of the Company, any current or former employee of the Company.

                  3.19 Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

                  3.20 Private Offering. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer, sale or issuance of the Purchased Shares. No registration of the Purchased Shares, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required by the offer, sale or issuance of the Purchased Shares. The Company agrees that neither it, nor anyone acting on its behalf, shall offer to sell the Purchased Shares or any other securities of the Company so as to require the registration of the Purchased Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such Purchased Shares or other securities are so registered.

                  3.21 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any action taken by any such Person.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser hereby represents and warrants to the Company as follows:

                  4.1 Existence and Power. The Purchaser is a limited partnership duly organized and validly existing in good standing under the laws of the jurisdiction of its formation and has the requisite partnership power and authority to execute, deliver and perform its obligations under the Transaction Documents.

                  4.2 Authorization; No Contravention. The execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby, (a) have been duly authorized by all necessary partnership action, (b) do not contravene the terms of the Purchaser's organizational documents, or any amendment thereof, (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of the Purchaser or any Requirements of Law applicable to the Purchaser, and (d) do not violate any orders of any Governmental Authority against, or binding upon, the Purchaser.

                  4.3 Governmental Authorization; Third Party Consents. No approval, consent, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirements of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Shares) by, or enforcement against, the Purchaser of this Agreement and the Registration Rights Agreement (subject to any filings or consents required to be obtained by the Company from any Governmental Authority as contemplated therein) or the transactions contemplated hereby and thereby.

                  4.4 Binding Effect. This Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby have been duly executed and delivered by the Purchaser and constitute the legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity), and except as enforceability of the indemnification and contribution provisions of the Registration Rights Agreement may be limited by applicable laws or public policy relating thereto.

                  4.5 Purchase for Own Account. The Purchased Shares to be acquired by the Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such Purchased Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States, any state of the United States or any foreign jurisdiction, without prejudice, however, to the rights of the Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of the Purchaser's property being at all times within its control. If the Purchaser should in the future decide to dispose of any of such Purchased Shares, the Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state and foreign securities laws, as then in effect.

                  4.6 Restricted Securities. The Purchaser understands that the Purchased Shares will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act and that the reliance of the Company on such exemption is predicated in part on the Purchaser's representations set forth herein.

                  4.7 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable by the Purchaser in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Purchaser or any action taken by the Purchaser.

                  4.8 Accredited Investor. The Purchaser is an "Accredited Investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

                  4.9 Purchaser Bears Economic Risk. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company. The Purchaser understands that it shall bear the economic risk of the investment in the Purchased Shares indefinitely unless the Purchased Shares are registered pursuant to the Securities Act, or an exemption from registration is available. The Purchaser understands that except as specifically required by the Registration Rights Agreement, the Company has no intention of registering the Purchased Shares. The Purchaser also understands that there is no assurance that any registration under the Registration Rights Agreement or exemption from registration under the Securities Act will be available and that, even if available, such registration or exemption may not allow the Purchaser to transfer all or any portion of the Purchased Shares under the circumstances, in the amounts or at the times the Purchaser might propose (provided that the foregoing shall in no way limit the rights of, or any remedies available to, the Purchaser under the Registration Rights Agreement).

                  4.10 Purchaser Can Protect Its Interests. The Purchaser represents that by reason of its, or of its management's, business or financial experience, the Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement and the Registration Rights Agreement. Further, the Purchaser is not aware of any publication or any advertisement in connection with the transactions contemplated by this Agreement.

                  4.11 Residence. The office or offices of the Purchaser in which its investment decisions was made is located in New York, New York.

                                    ARTICLE V

                          CONDITIONS TO THE OBLIGATION
                            OF THE PURCHASER TO CLOSE

                  The obligation of the Purchaser to purchase the Purchased Shares, to pay the purchase price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver in writing by, the Purchaser of the following conditions on or before the Closing Date:

                  5.1 Secretary's Certificate. The Purchaser shall have received a certificate from the Company, in form and substance reasonably satisfactory to the Purchaser dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the Company is in good standing with the Secretary of State of the State of Delaware, (b) that the attached copies of the Certificate of Incorporation, the Bylaws and resolutions of the Board of Directors of the Company approving this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect and
(c) as to the incumbency and specimen signature of each officer of the Company executing the Transaction Documents and any other document delivered in connection herewith on behalf of the Company.

                  5.2 Purchased Shares. The Company shall be prepared to deliver to the Purchaser a certificate in definitive form representing the number of Purchased Shares, registered in the name of the Purchaser.

                  5.3 Registration Rights Agreement. The Company shall have duly executed and delivered the Registration Rights Agreement.

                  5.4 Opinion of Counsel. The Purchaser shall have received an opinion of Cooley Godward LLP, dated the Closing Date, relating to the transactions contemplated by or referred to herein, substantially in the form attached hereto as Exhibit D.

                                   ARTICLE VI

                          CONDITIONS TO THE OBLIGATION
                             OF THE COMPANY TO CLOSE

                  The obligation of the Company to issue and sell the Purchased Shares and the obligation of the Company to perform its other obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Closing Date:

                  6.1 Payment of Purchase Price. The Purchaser shall have delivered to the Company the aggregate purchase price for the Purchased Shares.

                  6.2 Registration Rights Agreement. The Purchaser shall have duly executed and delivered the Registration Rights Agreement.

                                   ARTICLE VII

                                CERTAIN COVENANTS

                  7.1 Restrictions on Transfer. The Purchaser agrees not to make any disposition of all or any portion of the Purchased Shares unless and until:

                           (a) There is then in effect a registration statement
under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           (b) (i) the Purchaser shall have notified the Company
of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel that such disposition will not require registration of such shares under the Securities Act; provided that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 or for a distribution of shares by the Purchaser to its partners or former partners in accordance with partnership interests or to any Affiliate of the Purchaser.

                  7.2 Legend. The Purchaser acknowledges and agrees that each certificate representing the Purchased Shares shall be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws) so long as required by law:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY

                  STATE OF THE UNITED STATES OR ANY FOREIGN JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR SUCH REGISTRATION IS NOT REQUIRED.

                  7.3 Right to Acquire.

                           (a) Other than with respect to any transfer(s) to an
Affiliate or distribution(s) to one or more of the limited partners of the Purchaser (or any subsequent distribution to any shareholder, member, partner or other interest holder of any such Person) (each, a "Permitted Transferee"), if the Purchaser wishes to transfer in one or series of related transactions to any third party purchaser (the "Subject Purchaser") more than 1,250,000 shares (subject to adjustment in the event of stock splits, reverse stock splits, stock dividends, recapitalizations, or similar events after the date hereof), the Purchaser shall first offer such shares to the Company by sending written notice (an "Offering Notice") to the Company. The Offering Notice shall state: (i) the number of shares proposed to be transferred (the "Offered Securities"); (ii) the cash purchase price per share for the Offered Securities (the "Offer Price");
(iii) the proposed transfer date; and (iv) the identity of the proposed Subject Purchaser. For purpose of the foregoing, no investment partnership controlled by Scott Sacane shall be deemed an Affiliate of the Purchaser for purposes of this
Section 7.3

                           (b) For a period of two Business Days after the
giving of the Offering Notice (the "Company Option Period"), the Company shall have the right (the "Company Option") but not the obligation to purchase all (but not less than all) of the Offered Securities at a purchase price equal to the Offer Price and upon the terms and conditions set forth in the Offering Notice. The right of the Company to purchase all of the Offered Securities under this Section 7.3(b) shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Company Option Period, to the Purchaser. The failure of the Company to respond within the Company Option Period shall be deemed to be a waiver of the Company Option. Exercise by the Company of the Company Option shall be irrevocable unless and until waived in writing by the Purchaser.

                           (c) If the Company exercises its option to purchase
all of the Offered Securities, the closing of the purchase of Offered Securities by the Company pursuant to the foregoing shall be held at the executive office of the Purchaser at 11:00 a.m., local time, on the third Business Day after exercise by the Company of the Company Option. The Company shall deliver at the closing payment in full, by wire transfer of immediately available funds, for the Offered Securities purchased by it at such time. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate. If such closing does not take place on the third Business Day after exercise by the Company of the Company Option, the Purchaser may sell the Offered Securities to any Subject Purchaser and shall be entitled to seek all other remedies available to it as a result of such failure.

                           (d) Unless the Company elects to purchase all, but
not less than all, of the Offered Securities, the Purchaser may sell the Offered Securities to the Subject Purchaser on the terms and conditions not materially more favorable to the Subject Purchaser than those set forth in the Offering Notice; provided, however, that such sale is made pursuant to a contract entered into within 90 days after the expiration of the Company Option Period (at which time the Offered Securities will once again be subject to this Section 7.3 with respect to any transfer to such Subject Purchaser).

                           (e) A condition to any transfer to a Permitted
Transferee who would own more than 1,250,000 shares (subject to adjustment in the event of stock splits, reverse stock splits, stock dividends, recapitalizations, or similar events after the date hereof) after giving effect to such transfer shall be such Permitted Transferee agreeing to be bound by the terms and conditions of this Section 7.3 with respect to any subsequent transfer (other than to a Permitted Transferee, who shall similarly agree to be bound by the terms and conditions of this Section 7.3, of such Permitted Transferee).


                                  ARTICLE VIII

                                  MISCELLANEOUS

               8.1 Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement for a period of one (1) year following the end of the Company's current fiscal year; provided that the representations and warranties set forth in Section 3.12 shall survive through the applicable statute of limitations.

               8.2 USRPHC. The Company covenants that it will not become a USRPHC at any time while Purchaser owns the Purchased Shares. In the event that Purchaser desires to sell or dispose of any of the Purchased Shares, and upon demand by Purchaser, the Company agrees to deliver to Purchaser a letter (the "Letter") which complies with Sections 1.1445-2(c)(3) and 1.897-2(h) of the treasury regulations promulgated under the Code (the "Treasury Regulations"), addressed to Purchaser, stating that the Company is not, and has not been, a USRPHC during the period equal to the lesser of (i) the period beginning five years prior to the date of the Letter through the date of the Letter and (ii) the period from the date of this Agreement through the date of the Letter. The Letter shall be delivered to Purchaser one Business Day prior to the close of any sale of the Purchased Shares by Purchaser (the "Delivery Date"). The Letter shall be dated as of the Delivery Date and signed by a corporate officer who must verify under penalties of perjury that the statement is correct to his knowledge and belief pursuant to Section 1.897-2(h) of the Treasury Regulations.

               8.3 Fees. Upon the Closing, the Company shall reimburse the Purchaser for all of its reasonable fees, disbursements and other charges of counsel reasonably incurred in connection with the transactions contemplated by this Agreement.

               8.4 Publicity; Confidentiality. Except as may be required by applicable Requirements of Law, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement, the transactions contemplated hereby without prior approval by the other party hereto; provided that the Purchaser may disclose on its worldwide web page the name of the Company, the name of the Chief Executive Officer of the Company, a brief description of the business of the Company, the Company's logo and the aggregate amount of the Purchaser's investment in the Company. If any announcement is required by applicable law or the rules of any securities exchange or market on which such shares of Common Stock are traded to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties reasonable opportunity to comment thereon.

               8.5 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                           (a) if to the Company:

                                    Allos Therapeutics, Inc.
                                    11080 CirclePoint Road, Suite 200
                                    Westminster, Colorado 80020
                                    Telecopy: (303) 426.4731
                                    Attention: Michael E. Hart

                                    with a copy to:

                                    Cooley Godward LLP
                                    380 Interlocked Crescent, Suite 900
                                    Broomfield, CO 80021
                                    Telecopy: (720) 566-4099
                                    Attention: Steven E. Segal

                           (b) if to the Purchaser:

                                    Perseus-Soros Biopharmaceutical Fund, L.P.
                                    c/o Perseus, L.L.C.
                                    2099 Pennsylvania Ave., N.W., Suite 900
                                    Washington, DC 20006-1813
                                    Telecopy: (202) 752-1315
                                    Attention: Christopher D. Earl
                                    with a copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, NY 10019-6064
                                    Telecopy: (212) 757-3990
                                    Attention: Bruce A. Gutenplan

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 8.5 designate another address or Person for receipt of notices hereunder.

                  8.6 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. Subject to applicable securities laws and the terms and conditions thereof, the Purchaser may assign any of its rights under this Agreement or the Registration Rights Agreement to any of its Affiliates. The Company may not assign any of its rights under this Agreement without the written consent of the Purchaser. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

                  8.7 Amendments and Waivers. No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchaser at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchaser from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Purchaser and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

                  8.8 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The parties hereto confirm that any facsimile copy of another party's executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

                  8.9 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  8.10 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  8.11 Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

                  8.12 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, and the Registration Rights Agreement are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the Registration Rights Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

                  8.13 Further Assurances. Each party hereto shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                  8.14 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.



                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Securities Purchase Agreement on the date first written above.


                                       ALLOS THERAPEUTICS, INC.


                                       By: /s/ Michael E. Hart
                                          --------------------------------------
                                          Name: Michael E. Hart
                                          Title: President and CEO


                                       PERSEUS-SOROS
                                       BIOPHARMACEUTICAL FUND, LP

                                       By:  Perseus-Soros Partners, LLC,
                                            General Partner

                                       By:  SFM Participation, L.P., Member

                                       By:  SFM AH, Inc., General Partner

                                       By: /s/ Richard D. Holahan
                                          --------------------------------------
                                          Name: Richard D. Holahan, Jr.
                                          Title: Secretary


Exhibit A         Bylaws (Incorporated by reference to our Registration
                  Statement on Form S-1 (File No. 333-95439) and amendments thereto, declared effective March 27, 2000.)

Exhibit B         Amended and Restated Certificate of Incorporation
                  (Incorporated by reference to our Registration Statement on Form S-1 (File No. 333-95439) and amendments thereto, declared effective March 27, 2000.)

Exhibit C         Registration Rights (Incorporated by reference to
                  Exhibit 10.24 of this Form 8-K)

Exhibit D         Form of Opinion of Cooley Godward LLP (Intentionally omitted)